As filed with the Securities and Exchange Commission on September 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SPEED COMMERCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1704319
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, Texas 75081

(866) 377-3331

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S Willis

President and Chief Executive Officer

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, Texas 75081

(866) 377-3331

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan F. Urness, Esq.	Philip T. Colton, Esq.
Speed Commerce, Inc.	Winthrop & Weinstine, P.A.
1303 E. Arapaho Road, Suite 200	225 South 6th Street, Suite 3500
Richardson, Texas 75081	Minneapolis, Minnesota 55402
Telephone: (866) 377-3331	Telephone: (612) 604-6400
Facsimile: (763) 533-2156	Facsimile: (612) 604-6929

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333-184540

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer ☒	Non-accelerated filer 	Smaller reporting company 

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Shares of Common Stock, no par value	$4,000,000	$545.60

(1)

Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $20,000,000 on a Registration Statement on Form S-3 (File No. 333 184540), which was declared effective on February 4, 2013. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,000,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed to register additional shares of common stock, no par value per share (“Common Stock”), of Speed Commerce, Inc., a Minnesota corporation, with an aggregate public offering price not to exceed $4,000,000, which includes shares issuable upon exercise of the underwriters’ over-allotment option, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of independent registered public accounting firm. This Registration Statement relates to the Registrant’s shelf registration statement on Form S-3, as amended (File No. 333-184540) (the “Original Registration Statement”), declared effective by the Securities and Exchange Commission on February 4, 2013. Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 26th day of September, 2013.

SPEED COMMERCE, INC.

By:	/s/ Richard S Willis
Richard S Willis
President and Chief Executive Officer

S

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S Willis	President and Chief Executive Officer and Director	September 26, 2013
Richard S Willis	(principal executive officer)

/s/ Terry J. Tuttle	Chief Financial Officer	September 26, 2013
Terry J. Tuttle	(principal financial and accounting officer)

/s/ Timothy R. Gentz	Chairman of the Board	September 26, 2013
Timothy R. Gentz

/s/ Keith A. Benson	Director	September 26, 2013
Keith A. Benson

/s/ Monroe David Bryant, Jr.	Director	September 26, 2013
Monroe David Bryant, Jr.

/s/ Frederick C. Green IV	Director	September 26, 2013
Frederick C. Green IV

/s/ Kathleen P. Iverson	Director	September 26, 2013
Kathleen P. Iverson

/s/ Bradley J. Shisler	Director	September 26, 2013
Bradley J. Shisler

/s/ Tom F. Weyl	Director	September 26, 2013
Tom F. Weyl

/s/Jeffrey B. Zisk	Director	September 26, 2013
Jeffrey B. Zisk

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Winthrop & Weinstine, P.A.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1)